UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A
(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

Filed by the Registrant / X /

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /	Preliminary Proxy Statement.
/ /	Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e) (2)).
/ /	Definitive Proxy Statement.
/ X /	Definitive Additional Materials.
/ /	Soliciting Material under § 240.14a-12.

PUTNAM MANAGED MUNICIPAL INCOME TRUST
PUTNAM MUNICIPAL OPPORTUNITIES TRUST

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement,
if Other Than the Registrant)

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/ X /	No fee required.

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identify the filing for which the offsetting fee was paid previously. Identify the previous
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-2-

August 2023

Dear Shareholder:

I am writing to ask you to vote on important proposals for Putnam Managed Municipal Income Trust and Putnam Municipal Opportunities Trust. The proposals will be considered at a meeting on October 6, 2023. Please vote in favor of the proposals using your Fund’s WHITE proxy card. The Board of Trustees of the Putnam Funds has unanimously recommended that shareholders vote for all of the proposals.

I also want to inform you that the Trustees of the Putnam Funds oppose a related proxy solicitation by Saba Capital Management, an activist closed-end fund investor. Please discard any GOLD proxy cards you receive from Saba. Saba’s solicitation, if successful, could disrupt the Funds’ operations and potentially leave the Funds without an investment advisor. Your Fund’s Board of Trustees urges you NOT to sign any proxy cards sent to you by Saba.

Please vote your shares by following the instructions on the Fund’s WHITE proxy card. Regardless of the number of shares you own, it is important that your shares be represented at the meeting by voting your proxy.

I ask that you vote all WHITE proxy cards you receive and discard any GOLD proxy cards.

If you have any questions, please contact our Proxy Solicitor, EQ Fund Solutions, at 877-536-1555, Monday through Friday between the hours of 9:00 a.m. and 10:00 p.m. Eastern Time.

Thank you for voting.

334708 8/23